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                                                                    EXHIBIT 23.3

            [Kaye, Scholer, Fierman, Hays & Handler, LLP Letterhead]


                               September 10, 1997

James E. Evans, Esq.
Senior Vice President and General Counsel
American Financial Group
One East Fourth Street
Cincinnati, Ohio 45202

         Re: USX Litigation
             --------------

Dear Mr. Evans:

         Please be advised that with respect to registration statements, 10-K's, 10-Q's and other SEC filings by your company and its affiliates and subsidiaries ("AFG") that discuss the referenced litigation, Kaye, Scholer, Fierman, Hays & Handler hereby grants its consent to be identified as American Premier Underwriter's ("APU") outside counsel. This firm also has and continues to authorize AFG and APU to state that Kaye, Scholer believes that APU has substantial defenses to the referenced litigation and should not suffer material loss as a result of this litigation.

                                     Very truly yours,

                                     KAYE, SCHOLER, FIERMAN,
                                        HAYS & HANDLER

                                     By: /s/ Joseph D. Hansen
                                        -------------------------
                                         A Member of the Firm